Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and Chief Financial Officer	Executive Director, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

4Q2006 AND FY2006 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, February 14, 2007 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report fourth quarter and full year ended December 31, 2006 financial results before the market opens on Wednesday, February 28, 2007.

The Company will host a conference call at 9:00 a.m. ET, on Wednesday, February 28, 2007. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at http://www.salix.com. A replay of the web cast will be available at the same location.

The telephone numbers to access the conference call are (800) 479-9001 (U.S. and Canada) or (719) 457-2618 (international.) The access code for the call is 5114993. A replay of the call will be available from 12:00 noon ET. The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international.) The access code for the replay is 5114993.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team. Salix also markets XIFAXAN®, VISICOL®, OSMOPREP™, AZASAN®, ANUSOL-HC® and PROCTOCORT®. In August 2006, the FDA approved MOVIPREP® for bowel cleansing prior to colonoscopy, and we intend to launch the product in mid-fourth quarter 2006. Balsalazide tablets, Granulated Mesalamine, SANVAR® (600 ug vials vapreotide acetate powder) and Xifaxan for additional indications are under development.

Salix trades on the NASDAQ Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.